EXHIBIT 2.10

                                                        FORMS OF LETTERS
                                                        AND CERTIFICATES


                          SIMON PROPERTY GROUP, INC.

                                      and

                             DAY ACQUISITION CORP.

                             OFFICER'S CERTIFICATE



     The undersigned officer of Simon Property Group, Inc., a Maryland corporation ("Parent")1 and Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1995, as amended, between Parent, Sub, and DeBartolo Realty Corporation, an Ohio corporation ("Company"), and recognizing that said law firms will rely on this Certificate in rendering such opinions, hereby certifies as follows:

     1. The fair market value of Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company stock immediately prior to the Merger.

2. Pursuant to the Merger, Sub will merge with and into Company, and Company will acquire and continue to hold following the Merger substantially all of the assets and liabilities of Sub. Specifically, the assets of Sub transferred to Company pursuant to the Merger will represent at least 90 percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company immediately after the Merger. For purposes of this representation, the following assets will be treated as assets held by Sub or Company, as the case may be, immediately prior but not subsequent to the
Merger: (i) assets disposed of by Company or Sub (other than assets transferred from Sub to Company in the Merger) prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"), (ii) assets used by Company or Sub to pay stockholders receiving cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger, and (iii) assets used to make distribution, redemption or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.
3. Prior to the Merger, Parent will be in control of Sub within the meaning of Section 368(c) of the Code.
4. Parent has no plan or intention to cause Company to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.
5. Parent has no plan or intention to reacquire any Parent Stock issued in the Merger.

6. Parent has no plan or intention to: liquidate Company; to merge Company with or into another corporation (including Parent or its affiliates) except for transfers of stock to corporations controlled by Parent, as described in both 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368(2)(j)(4); to cause Company to sell, distribute or otherwise dispose of the stock of Company; or to cause Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business, or transfers of assets to a corporation controlled by Company, as described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.3682(j)(4).

7. Sub will have no liabilities assumed by Company, and will not transfer to Company any assets subject to liabilities in the Merger.
8. Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.
9. Parent and Sub will pay their respective expenses, if any incurred in connection with the Merger.
10. There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount. Parent will assume no liabilities of any Company stockholder in connection with the Merger.
11. In the Merger, shares of Company stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation and the representation in paragraph 23 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent common stock but not including any cash or property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger. The term "Control" means the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company.
12. During the past five (5) years, and at the present, none of the outstanding shares of Company stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or to the best of the knowledge of the management of Parent, Parent affiliates, other than as disclosed in the [Joint Proxy Statement] of Parent and Company for the Merger.
13. Neither Parent nor Sub are investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.
14. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the stockholders of Company instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the shareholders of Company in exchange for their shares of Company stock. The fractional share interests of each stockholder of Company will be aggregated, and no stockholder of Company will receive cash in an amount equal to or greater than the value of one full share of Parent stock.
15. The Merger is being undertaken by Parent and Sub for valid business purposes and not for the purpose of tax avoidance.
16. No stockholder of Company is acting as agent for Parent in connection with the Merger or approval thereof; Parent will not reimburse any Company stockholder for Company stock such stockholder may have purchased or for other obligations such stockholder may have incurred.
17. Neither Parent nor Sub is, or will be at the Effective Time of the Merger, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
18. No shares of Sub have been or will be used as consideration or issued to stockholders of Company in the Merger.
19.  The terms of the Agreement are the product of arm's-length negotiations.
20. No compensation received by any stockholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company Stock.
21. With respect to each instance, if any, in which shares of Company Stock have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger Period (a "Stock Purchase"), to the best of the knowledge of the management of Parent: (i) the Stock Purchase was made by such Stockholder on its own behalf and not as a representative, or for the benefit of Parent; (ii) the purchase price paid by such Stockholder pursuant to the Stock Purchase was the product of arm's length negotiations, was funded by such Stockholder's own assets, was not advanced, and will not be reimbursed either directly or indirectly, by Parent; (ii) at no time was such Stockholder or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such Stockholder nor any other party will be required to surrender to Parent the Parent Common Stock for which such shares of Company stock will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger and was entered into solely to satisfy the separate interests of such Stockholder and the seller.
22. To the best of the knowledge of the management of Parent, there is no plan or intention ("Plan") on the part of the stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction, including a transaction or arrangement that reduces the risk of loss such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received upon consummation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value, as of the Effective Time of the Merger of less than 50 percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.
23. Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Sub and Parent intend that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.
     Parent and Sub recognize that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto, (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects; and your opinions will not address any tax consequences of the Merger of any action taken in connection therewith except as set forth in such opinions.



     In rendering this Officer's Certificate, Parent and Sub have relied on their counsel and auditors, and on the representations set forth in: (i) the Officer's Certificate of Company, and (ii) the Stockholder's Certificate, both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.



                          [intentionally left blank]

     To the best of the knowledge of Parent and Sub, the foregoing facts are now true and will continue to be true through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Parent and Sub agree to deliver to Company a written notice to that effect. Parent and Sub are authorized to make the representations set forth herein.

     IN WITNESS WHEREOF, we have signed this certificate this ____ day of _________ 1996.





                                   Simon Property Group, Inc.



                                   By: ____________________
                                        Name:
                                        Title:



                                   Day Acquisition Corp.



                                   By: ____________________
                                        Name:
                                        Title:





                         DEBARTOLO REALTY CORPORATION

                             OFFICER'S CERTIFICATE



     The undersigned officer of DeBartolo Realty Corporation, an Ohio Corporation ("Company"),2 in connection with the rendering by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison of the written opinions required by Sections 6.2(e) and 6.3(e), respectively, of the Agreement and Plan of Merger dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., a Delaware corporation ("Sub"), and Company, (the "Agreement") and recognizing that said law firms will rely on this Certificate in rendering such opinions hereby certifies as follows:

     The fair market value of the Parent Common Stock and other consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefore, and the aggregate consideration received by Company stockholders in exchange for their Company stock will be approximately equal to the fair market value of all of the outstanding shares of Company Stock immediately prior to the merger.

     To the best of the knowledge of the management of Company there is no plan or intention ("Plan") on the part of the stockholders of Company who own five percent (5%) or more of the Company Stock and the remaining stockholders of Company to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction that would reduce or limit the risk of loss such as a short sale, hedge, swap, or otherwise, of the shares of Parent stock to be received upon consummation of the Merger (a "Sale") of shares of Parent Common Stock received in the Merger that would reduce the Company stockholders' ownership of Parent Common Stock to a number of shares having a value as of the Effective Time of the Merger of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Company stock. For purposes of this representation, shares of Company stock with respect to which a Company stockholder receives consideration in the Merger other than Parent Common Stock (including, without limitation, cash or other property received in lieu of fractional shares of Parent Common Stock) and with respect to which a Sale occurs prior to, or subsequent to and in contemplation of, the Merger, shall be considered shares of outstanding Company stock exchanged for Parent Common Stock in the Merger and then disposed of pursuant to a Plan.

     Pursuant to the Merger, Sub will merge with and into Company. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Company immediately prior to the Merger will continue to be held by Company following the Merger. For purposes of this representation, the following assets will be treated as assets held by Company immediately prior to the
 Merger: (i) assets disposed of by Company prior to or subsequent to the Merger and in contemplation thereof (including, without limitation, any assets disposed of by Company, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger) (the "Pre-Merger Period"); (ii) assets used by Company to pay stockholders cash in lieu of fractional shares of Parent Common Stock, or to pay other expenses or liabilities incurred in connection with the Merger; and (iii) assets used to make distributions, redemptions or other payments in respect of Company stock or rights to acquire such stock (including payments treated as such for tax purposes) except amounts paid as normal, regular dividends.

     Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control of Company within the meaning of
Section 368(c) of the Code.

     Company and the stockholders of Company will pay their respective expenses, if any, incurred in connection with the Merger.

     Following the Merger, Company will continue its historic business or use a significant portion of its historic business assets in a business.

     There is no intercorporate indebtedness existing between Parent and Company or between Sub and Company that was issued, acquired, or will be settled at a discount.

     In the Merger, shares of Company representing control of Company will be exchanged solely for voting Common Stock of Parent. For purposes of this representation and the representation in paragraph 24 below, shares of Company stock exchanged in the Merger for cash or other property (including, without limitation, cash paid to Company stockholders in lieu of fractional shares of Parent Common Stock but not including any cash or other property provided by Company) will be treated as Company stock outstanding at the Effective Time of the Merger but not exchanged for voting Common Stock of Parent. As used in this Certificate, "Control" shall consist of the direct ownership of stock possessing at least 80 percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each class of non-voting stock of Company. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than as agent of such person.

     At the Effective Time of the Merger, other than in Section ____ of the Agreement, there will not be outstanding any equity interest in Company, any other warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company or any other equity interest in Company that, if exercised or converted, would affect Parent's acquisition or retention of Control of Company.

     Company is not an investment company as defined in Sections
368(a)(2)(F)(iii) and (iv) of the Code.

     On the date of the Merger, the fair market value of the assets of Company will exceed the sum of its liabilities plus the amount of liabilities, if any, to which such assets are subject.

     Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     Other than in the ordinary course of business or pursuant to its obligations under the Agreement, Company has made no transfer of any or its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the Pre-Merger Period.

     The Merger is being undertaken by Company for valid business purposes and not for the purpose of tax avoidance.

     Company has no plan or intention to sell, distribute or otherwise dispose of any of its assets or any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Company, as described in both Section 368(a)(2)(c) of the Code and Treasury Regulation Section 1.368-2(j)(4).

     To the best of Company's knowledge, during the past five years, and at present, none of the outstanding shares of Company stock including the right to acquire or vote such shares have, directly or indirectly, been owned by Parent or Parent affiliates, other than as disclosed in the [Joint Proxy Statement].

     The liabilities of Company and any liabilities to which the assets of Company are subject have been incurred by Company in the ordinary course of its business.

     Under Section 2.2(g) of the Agreement, in lieu of issuing fractional shares of Parent Common Stock that would otherwise be issued, each stockholder of Company shall receive cash. The payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to stockholders of Company in lieu of issuing fractional shares of Parent Common stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the stockholders of Company in exchange for their shares of Company stock. The fractional share interests of each holder of Company stock will be aggregated, and no holder of Company stock will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

     The terms of the Agreement are the product of arm's-length negotiations.

     No compensation received by any stockholder employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock.

     Other than shares of Company stock or options to acquire Company stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of Company in the ordinary course of business, if any, no issuances of Company stock or rights to acquire Company stock have occurred or will occur during the Pre-Merger period other than pursuant to options, warrants or agreements outstanding prior to the Pre-Merger Period.

     Cash or other property paid to employees of Company during the Pre-Merger period has been or will be in the ordinary course of business or pursuant to agreements entered into prior to the Pre-Merger period and constitutes reasonable compensation for services rendered.

     During the Pre-Merger Period, no indebtedness or other obligation of Company or its subsidiaries has been or will be guaranteed by any stockholder of Company (or any person or entity related to a stockholder of Company) in contemplation of the Merger.

     Except with respect to payments of cash to Company stockholders in lieu of fractional shares of Parent Common Stock, cash payments to dissenting Company stockholders and transfer and similar taxes paid on behalf of Company stockholders, if any, one hundred percent (100%) of the Company stock outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock. Thus, except as set forth in the preceding sentence, Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company stock other than Parent Common Stock.

     Company recognizes that: (i) your opinions will be based on the representations set forth herein and on the statements contained in the Agreement and documents related thereto; and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations are not accurate in all material respects. Company recognizes that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

     Notwithstanding anything herein to the contrary, Company makes no representations regarding the actions or conduct of Company pursuant to Parent's exercise of control over Company after the Merger.

     In rendering this Officer's Certificate, Company has relied on its counsel and auditors, and on the representations set forth in: (i) the Parent and Sub Officer's Certificate; and (ii) the Stockholder's Certificate(s), both of which are to be furnished to Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrison.

     To the best of the knowledge of Company, the foregoing representations and the representations made by Company in the Agreement and other documents associated therewith are true and accurate and will continue to be true and accurate in all material respects through and as of the Effective Time of the Merger. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, Company agrees to deliver to Parent a written notice to that effect. Company is authorized to make all of the representations set forth herein.

     IN WITNESS WHEREOF, I have signed this certificate this        day of
______________ 1996.



                              DEBARTOLO REALTY CORPORATION



                              By:
                                   Name:
                                   Title:

                       Form of Stockholder's Certificate

             (For Individuals holding 5% or more of Company stock)



                           STOCKHOLDEROS CERTIFICATE

     In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned stockholder of Company certifies as follows:

  1. I have, and as of the Effective Time3 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock I am receive upon consummation of the Merger (collectively, a "Sale").
For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

     2. I am currently the legal and beneficial owner of the shares of stock listed in Company's share register, and I have not acquired such shares in contemplation of the Merger.

     While the representations contained herein indicate my present plans and intentions, my plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this Certificate may not be relied upon by any person to constrain or otherwise limit my actions with regard to the Parent stock I am to receive in the Merger at any time after the Effective Time of the Merger.

     I understand and acknowledge that Parent and Company and their respective legal counsel may rely on the truth and accuracy of my representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, I agree to deliver to Parent and Company a written notice to that effect.



     IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.



                              __________________________________

                       Form of StockholderOs Certificate

              (For Entities holding 5% or more of Company stock)

                           STOCKHOLDEROS CERTIFICATE

     In connection with the opinions rendered by Willkie Farr & Gallagher and Paul, Weiss, Rifkind, Wharton & Garrrison as required by Sections 6.2(e) and 6.3(e) of the Agreement and Plan of Merger (the "Agreement") dated as of March 26, 1996, as amended, between Simon Property Group, Inc., a Maryland corporation ("Parent"), Day Acquisition Corp., an Ohio corporation and Controlled subsidiary of Parent ("Sub"), and DeBartolo Realty Corporation, an Ohio corporation ("Company"), the undersigned officer of ______________________
("          ") certifies as follows:

 1. _________________________ has, and as of the Effective Time4 of the Merger will have, no present plan or intention to engage in a sale, exchange, transfer, pledge, disposition or any other transaction or arrangement that would reduce or limit the risk of loss, such as a short sale, hedge, swap or otherwise, of the shares of Parent stock to be received by __________________________ upon consummation of the Merger (collectively, a "Sale"). For purposes of this representation, a Sale of Parent stock shall be considered to have occurred pursuant to a plan or intention if such Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger.

2. _________________________ is currently the legal and beneficial owner of the shares of stock listed in Company's share register, and has not acquired such shares in contemplation of the Merger.
     While the representations contained herein indicate __________________'s present plans and intentions, those plans and intentions may change at any time after the Effective Time of the Merger. The representations contained in this Certificate may not be relied upon by any person to constrain or otherwise limit ___________________'s actions with regard to the Parent stock to be received in the Merger at any time after the Effective Time of the Merger.

     ____________________ understands and acknowledges that Parent and Company and their respective legal counsel may rely on the truth and accuracy of the representations contained herein in rendering the above referenced opinions. If any of the representations contained herein ceases to be true at any time prior to the Effective Time of the Merger, ______________________ agrees to deliver to Parent and Company a written notice to that effect. ___________________ is authorized to make all of the representations set forth herein.


     IN WITNESS WHEREOF, I have signed this Certificate this ___ day of _____________, 1996.



                              ________________________________
                              By:  __________________________
                                   Name:
                                   Title:



_______________________________
1 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.



2    Defined terms used and not defined herein have the same
          meanings ascribed to them as in the Agreement.

3 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.

4 Defined terms used and not defined herein have the same meanings ascribed to them as in the Agreement.